Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@tivityhealth.com

TIVITY HEALTH COMMENTS ON NORTH TIDE CAPITAL'S PLAN FOR DIVESTITURE OF TIVITY STOCK

North Tide Intends to Sell Remaining Holdings in Tivity Health via a 10b5-1 Trading Plan
as Part of Wind Down of its Funds

Conan Laughlin to Continue to Serve on Tivity Health Board of Directors

FRANKLIN, Tenn. (November 14, 2017) – Tivity Health, Inc. (NASDAQ: TVTY) today announced that North Tide Capital ("North Tide"), which currently holds 630,000 shares of Tivity Health, representing 1.6% of the total outstanding common shares of the Company, has entered into a Rule 10b5-1 trading plan pursuant to which the firm intends to sell its remaining shares in Tivity Health by year-end 2017, as part of the wind down of its funds.

North Tide's Founder and Portfolio Manager Conan Laughlin, who has served on the Tivity Health Board of Directors since 2014, will continue to serve on the Board through his current term.

Mr. Laughlin said, "We recently made the decision to wind down operations at our firm, and as a result we are in the process of liquidating all of the securities in our portfolios. As such, we are obligated to sell our remaining Tivity Health shares, which we intend to do in an orderly fashion through the 10b5-1 plan we entered into today. The decision to sell our remaining shares is not in any way related to Tivity Health's current or potential future performance.  I have great confidence in the Board, Chief Executive Officer Donato Tramuto and the team he leads today, and I believe their current strategy will continue to generate significant long-term shareholder value. I remain actively engaged as a director, and I look forward to continuing to work with the Tivity team to build on the progress we've made over the last three years."

Kevin Wills, Chairman of the Tivity Health Board, said, "We appreciate Conan's communicating his intention with regard to his remaining holdings in Tivity Health. We have appreciated North Tide's support over the years, and we look forward to Conan's continued contributions on the Board."

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TVTY Comments on North Tide Capital's Plan for Divestiture of Tivity Stock

November 14, 2017

Forward Looking Statement

This press release contains forward-looking statements, including statements regarding the proposed disposition of the Company's shares by North Tide Capital. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company. Those forward-looking statements are based upon current expectations, are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are qualified by these cautionary statements and those contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation's leading fitness program for older adults, Prime® Fitness and WholeHealth Living™, Tivity Health is focused on targeted population health for those 50 and over. With more than 14.5 million Americans eligible for SilverSneakers, over 10,000 fitness centers in the Prime Fitness Network, and more than 25 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation's largest payers and employers. Learn more at tivityhealth.com.

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